                                                                   EXHIBIT 10.32

                              AMENDMENT TO LEASES

         This Amendment to Leases (the "Amendment") is made and is effective as of the 31st day of December, 1998, by and among LTC PROPERTIES, INC., a Maryland corporation ("LTC"), TEXAS-LTC LIMITED PARTNERSHIP, a Texas limited partnership ("Texas-LTC"), CARRIAGE HOUSE ASSISTED LIVING, INC., a Delaware corporation ("Carriage") and ASSISTED LIVING CONCEPTS, INC., a Nevada corporation ("ALC"), with reference to the following:

         A. Texas-LTC is the landlord, and ALC is the tenant, of those certain seven (7) assisted living facilities located in the State of Texas, which are identified on EXHIBIT "A" attached hereto (the "Texas Leases").

         B. LTC is the landlord, and Carriage is the tenant, of those certain four (4) assisted living facilities located in the State of Nebraska, which are identified on EXHIBIT "A" attached hereto (the "Nebraska Leases").

         C. LTC is the landlord, and ALC is the tenant, of those certain twenty-one (21) assisted living facilities located in the States of Arizona, Idaho, Indiana, Iowa, New Jersey, Ohio, Oregon and Washington, which are identified on EXHIBIT "A" attached hereto (the "ALC Leases").

         D. The Texas Leases, Nebraska Leases and ALC Leases, and as they may have been previously amended, are individually referred to in this Amendment as "Lease" and collectively referred to as "Leases". In this Amendment, the terms "Lessor" and "Lessee" shall mean, with respect to each of the Leases, the applicable landlord and tenant thereunder; to wit, to LTC, as the landlord, respectively, under the ALC Leases and Nebraska Leases; to Texas-LTC, as the landlord, under the Texas Leases; to Carriage House, as the tenant, under the Nebraska Leases; and to ALC, as the tenant, under the Texas leases and ALC Leases.

         E. Lessor and Lessee desire to amend each and all of the Leases in various respects, all as more specifically provided below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Lessor and Lessee agree as follows:

         1. ANNUAL INCREASE IN MINIMUM RENT. Each and all of those paragraphs and provisions in each of the Leases which presently govern the annual adjustment to Minimum Rent are hereby deleted in their entirety and Paragraphs 1.1. and 1.2 below in this Paragraph 1 are substituted in their place. Additionally, to the extent any of the Leases contain provisions for payment of "Additional Rent" (as provided in Paragraph 3.1.2. of some of the Leases), such provisions pertaining to the payment of Additional Rent (pursuant to said Paragraph 3.1.2 of some of the Leases) are hereby deleted and the Lessee shall have no obligation to pay such Additional Rent pursuant to such Paragraph 3.1.2.

         1.1 The first adjustment to Minimum Rent with respect to each respective Lease pursuant to this Paragraph 1 shall occur on the first day of the respective, applicable Lease

Year which occurs during the calendar year 1999. (By way of example only, if the Lease Year during calendar year 1999 begins on February 1, the first adjustment in Minimum Rent for such Lease, (that is, the first "Escalation Date," defined below), would be February 1, 1999 and each Escalation Date thereafter would be on the first day of February during each and every calendar year during the term of the Lease, including any Extended Term.)

                  1.2 On the first day of each and every respective, applicable Lease Year during the Term of each respective Lease ("Escalation Date"), the Minimum Rent shall increase as follows:

                           (a)      if the Gross Revenues (defined below) for
the calendar year immediately preceding the calendar year in which the Escalation Date occurs ("Comparison Calendar Year") exceeds the Gross Revenues for the calendar year immediately preceding the Comparison Calendar Year, then the Minimum Rent shall increase on the Escalation Date by an amount equal to the product of the Minimum Rent for the Lease Year immediately preceding the Escalation Date multiplied by two percent (2%). (By the way of example only, if the applicable Lease Year begins on February 1, 1999 (and, accordingly, the Escalation Date is February 1), the Comparison Calendar Year would be calendar year 1998, and the calendar year immediately preceding the Comparison Calendar Year would be calendar year 1997); or

                           (b)      if the Gross Revenues for the Comparison
Calendar Year is equal to or less than the Gross Revenues for the calendar year immediately preceding the Comparison Calendar Year, then the Minimum Rent shall increase on the Escalation Date to an amount equal to the Minimum Rent for the Lease Year immediately prior to the Escalation Date multiplied by an amount (the "Annual Multiplier") equal to the following fraction: (i) the numerator of which shall be the C.P.I. (defined below) for the month which if two (2) months prior to the Escalation Date, and (ii) the denominator of which shall be the C.P.I. for the month which if fourteen (14) months prior to e the Escalation Date. (By way of example, the Annual Multiplier applicable to an Escalation Date of February 1, 1999 shall be determined by comparing the C.P.I. as it existed for December 1998 to the C.P.I. as it existed for December 1997.) Notwithstanding the foregoing, if the calculation pursuant to this subpart (b) would otherwise result in a decrease in Minimum Rent. Minimum Rent shall not be decreased, but shall remain the same as it existed for the Lease Year immediately preceding the Escalation Date. In addition, if the increase in Minimum Rent pursuant to the C.P.I. adjustment provided above would otherwise result in an increase in Minimum Rent by more than two percent (2%) over the Minimum Rent immediately preceding the applicable Escalation Date, the increase will be limited to two percent (2%) of the Minimum Rent as it existed immediately prior to applicable Escalation Date. (Accordingly, Minimum Rent shall never be subject to any decrease, and any increase in Minimum Rent pursuant to the C.P.I. adjustment as aforesaid shall be limited to a maximum of two percent (2%).) "C.P.I." shall mean and refer to the Consumer Price Index published as the "CPI-U" index by the Bureau of Labor Statistics of the Department of Labor, U.S. Cities Average, All Items (1982 84=100) in the manner calculated as of the date of this Lease; provided that if compilation of the C.P.I. is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the C.P.I. shall be used.

         On each respective Escalation Date, and prior to Lessor's receipt of the Officer's Certificate (defined below), Lessee shall pay Minimum Rent increase by two percent (2%) as contemplated by (a) above ("2% Escalated Rent"). If, upon delivery of the Officer's Certificate, it is determined that Gross Revenues for the Comparison Calendar Year equals, or is less than, Gross Revenues for the calendar year which immediately preceded the Comparison Calendar Year, then Lessee shall be entitled to a prorata credit against the next installment of Minimum Rent by the amount which the 2% Escalated Rent exceeds the new, increased Minimum Rent as determined by the C.P.I. adjustment in (b), above.

         2. GROSS REVENUES. For purposes of the definition of Gross Revenues which follows, the term "Leased Property," shall mean and refer to "Leased Property" which is the subject, respectively, of each of the Leases (as the term "Leased Property" is defined in each respective Lease). The term "Gross Revenues" shall mean, collectively, all revenues generated by reason of the operations of the Leased Property (including any capital additions), whether or not directly or indirectly received or to be received by Lessee, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, meals served, services performed, space or facilities sub-leased or goods sold on or from the Leased Property and further including, without limitation, except as otherwise specifically provided below, any consideration received under any subletting, licensing, or other arrangements with any person or entity relating to the possession or use of the Leased Property and all revenues from all ancillary services provided at or relating to the Leased Property; provided, however, that Gross Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues:

                  (i) all applicable contractual allowances (relating to any period during the Term of this Lease and thereafter until the Rent hereunder is paid in full) for billings not paid by or received from the appropriate governmental agencies (or other governmental entities) or third party payors,

                  (ii) all applicable allowances according to GAAP for uncollectable accounts,

                  (iii) all proper resident billing credits and adjustments according to GAAP, if any, relating to health care accounting,

                  (iv) federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said Gross Revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately,

                  (v) provider discounts for hospital or other medical facility utilization contracts, if any,

                  (vi) the cost, if any, of any federal, state or local governmental program imposed specially to provide or finance indigent resident care (other than Medicare, Medicaid and the like), and

                  (vii) deposits refundable to residents of the Facility which comprises a portion of the Leased Property.


                                      -3-
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         To the extent that any Leased Property is subleased, Gross Revenues calculated for all purposes of this Lease shall include the Gross Revenues of such sublessee with respect to the premises demised under the applicable sublease (i.e., the Gross Revenues generated from the operations conducted on such subleased portion of such Leased Property). However, nothing in this definition of Gross Revenues shall be construed in any manner as a waiver or modification of any limitations or restrictions on Lessee's right to sublease, whether such limitations or restrictions are provided in the Leases or in this Amendment.

         To the extent any of the Leases contain the term "Excess Gross Revenues," such term is hereby deleted from such Leases. To the extent any of the Leases contain a definition of "Gross Revenues," such definition of Gross Revenues is hereby entirely replaced and superceded by the definition of Gross Revenues set forth above.

         3. OFFICER'S CERTIFICATE. Within one hundred twenty (120) calendar days following each calendar year, Lessee shall deliver to Lessor a certified report, reasonably acceptable to the Lessor and certified by the chief financial officer of the Lessee, setting forth the Gross Revenues for each Leased Property for the calendar year immediately preceding ("Officer's Certificate"). Notwithstanding the foregoing, with respect to the Officer's Certificate to be delivered in calendar year 1999, Lessee shall have until fifteen (15) days after ALC has filed its Form 10K for 1998 with the Securities Exchange Commission to deliver such certificate to Lessor. (With respect to the calendar year 1999, the Officer's Certificate shall state the Gross Revenues for both calendar year 1998 and calendar year 1997.)

         4. LESSOR RIGHT TO AUDIT. The Lessor, at its own expense (except as provided below), shall have the right from time to time to have its accountants or representatives audit the information set forth in the Officer's Certificate and, in connection with such audits, to examine the Lessee's records with respect thereto (including supporting data, income tax and sales tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of any Facility-patient relationship and any physician-patient privilege. If any such audit discloses a deficiency in the reporting of Gross Revenues and either the Lessee agrees with the result of such audit or the matter is compromised, the Lessee shall forthwith pay to the Lessor the amount of the deficiency in Additional Rent which would have been payable by it had such deficiency in reporting Gross Revenues not occurred, as finally agreed or determined, together with interest on the Additional Rent which should have been payable by it, calculated at the Overdue Rate, from the date when said payment should have been made by the Lessee to the date that the Lessor receives such payment. Notwithstanding anything to the contrary herein, with respect to any audit that is commenced more than two (2) years after the date Gross Revenues for any calendar year are reported by the Lessee to the Lessor, the deficiency, if any, with respect to Additional Rent shall bear interest as permitted herein only from the date such determination of deficiency is made, unless such deficiency is the result of gross negligence or willful misconduct on the part of the Lessee (or any Affiliate thereof). If any audit conducted for the Lessor pursuant to the provisions hereof discloses that (a) the Gross Revenues actually received by the Lessee for any calendar year exceed those reported by the Lessee by more than five percent (5%), the Lessee shall pay the reasonable cost of such audit and examination or (b) the Lessee has overpaid Additional Rent, and if no Event of Default exists, the Lessor shall so

                                      -4-
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notify the Lessee and the Lessee shall direct the Lessor either (i) to refund the overpayment to the Lessee or (ii) grant a credit against Rent next coming due in the amount of such difference.

         5. ADDITIONAL PROVISIONS REGARDING GROSS REVENUES. Lessee covenants that the operation of each Facility which is subject to each (and defined in) Lease shall be conducted in a manner consistent with the prevailing standards and practices recognized in the assisted living industry as those customarily utilized by first class business operations. Subject to any applicable Legal Requirements, Lessee (and any manager of any Facility, if there is any manager) shall use its best efforts to maximize each respective Facility's Gross Revenues.

         6. MODIFICATION TO PARAGRAPH 32.1 OF EACH LEASE: LESSOR MAY GRANT LIENS. The following words are deleted from the second sentence of Paragraph 32.1 of each and every Lease: "shall contain the right to prepay (whether or not subject to a prepayment penalty and". Accordingly, any Encumbrance, as that term is used in each and every Paragraph 32.1, need not contain such right to prepay.

         7.       ESCALATION OF MINIMUM RENT DURING ANY EXTENDED TERM.

                  7.1 To the extent that any Lease grants Lessee the option to extend the term of such Lease (each such extension of the terms being referred to herein as the "Extended Term"), the Minimum Rent for each Extended Term shall be increased and adjusted as provided below in this Paragraph 7. Paragraph 18.2 of each of the Leases, and any other provision in the Leases which describes or governs the adjustment in the Minimum Rent during any Extended Term is deleted and the provisions of this Paragraph 7 shall be the sole provision governing the increase in Minimum Rent for each Extended Term.
At the commencement of each Extended Term, Minimum Rent shall be adjusted.
(The Minimum Rent as adjusted (as provided below in Paragraph 7.2 and 7.3) is referred to herein as the "Adjusted Rent.") The Adjusted Rent shall be calculated as provided in Paragraphs 7.2 and 7.3, below, irrespective of when Lessee elects to extend the term of any Lease. Accordingly, the calculation of Adjusted Rent shall be entirely independent of the date upon which Lessee elects to extend the term of the Leases and, therefore, the date upon which Lessee exercises any option to extend the term of the Leases (whether for the first Extended Term or second Extended Term) shall not in any way be relevant to or effect the calculation of Adjusted Rent.

                  7.2 The Adjusted Rent for the first Extended Term shall be the higher of (i) or (ii), as follows:

                  (i) an amount equal to the Minimum Rent payable on the Escalation Date in calendar year 1999, multiplied by a fraction, the numerator of which shall be the C.P.I. (as defined above in this Amendment) of the calendar month which is two (2) calendar months prior to the first calendar month of the first Extended Term, and the denominator of which shall be the C.P.I. for the calendar month which is two (2) months prior to the Escalation Date in calendar year 1999; or

                  (ii) the Minimum Rent, as it existed on the Escalation Date in the calendar year 1999, compounded annually (on each Escalation Date of each Lease Year after the Escalation Date which occurred during the calendar year 1999) at the rate of two percent (2%) per year. By way of the example only, if Minimum Rent on the Escalation Date in the calendar year 1999 was Two Hundred Fifty Two Thousand Two Hundred Eighty Dollars Eighty Cents ($252,280.80), and if the remaining number of calendar years in the Initial Term was (10), then the Minimum Rent due for the first Lease Year of the first Extended Term would be Three Hundred Seven Thousand Five Hundred Twenty Eight Dollars Eighty-Nine Cents ($307,528,89).

         7.3 The Adjusted Rent for the second Extended Term shall be the higher of (i), (ii) or (iii), as follows:

         (i) an amount equal to the Minimum Rent payable on the first day of the first Extended Term, multiplied by a fraction, the numerator of which shall be the C.P.I. (as defined above in this Amendment) for the calendar month which is two (2) calendar months prior to the first day of the second Extended Term, and the denominator of which shall be the C.P.I. for the calendar month which is two (2) months prior to the first day of the first Extended Term;

         (ii) the Minimum Rent, as it existed on the first calendar month of the first Extended Term, compounded annually (on each Escalation Date of each Lease Year during the first Extended Term) at the rate of two percent (2%) per year. By way of the example only, if Minimum Rent for the first calendar month of the first Extended Term was Three Hundred Seven Thousand Five Hundred Twenty Eight Dollars Eighty-Nine Cents ($307,528.89), and if the first Extended Term of the Lease is five (5) years, then Minimum Rent due for the first Lease Year of the second Extended Term would be Three Hundred Thirty Nine Thousand Five Hundred Thirty Six Dollars Seventy-Four Cents ($339,536.74); or

         (iii)    the Fair Market Rent as determined below:

                  (a) If Lessor and Lessee cannot agree on the Fair Market Rent within thirty (30) days after the date of the Notice to Extend for the second Extended Term, each party shall, by notice to the other, appoint a disinterested and licensed M.A.I. Real Estate Appraiser with at least five years of experience in assisted living properties in the State in which the applicable Leased Property is located (with the same type of operating license and as that in effect for the applicable Facility) to determine the Fair Market Rent. If any party should fail to appoint an appraiser within ten (10) days after notice, the appraiser selected by the other party shall determine the Fair Market Rent. In determining the Fair Market Rent, each appraiser shall give appropriate consideration to, among other things, generally applicable Minimum Rent for tenancies of property comparable to the applicable Leased Property in the area in which the applicable Leased Property is located.

                  (b) If the two appraisers selected pursuant to (a) above, cannot agree upon the Fair Market Rent within forty-five (45) days, they shall immediately give written notice of such inability ("Notice of Disagreement") to both Lessor and Lessee setting forth the Fair Market Rent determinations of each of the appraisers. If the determinations of each of the two appraisers of the Fair Market Rent at the commencement of such second Extended Term differ by less than ten percent (10%) of the lower determination, the Fair Market Rent shall be fixed at an amount equal to the average of the two determinations.

                  (c) If the determinations of each of the two appraisers selected pursuant to (b), above, differ by ten percent (10%) or more of the lower determination with respect to the Fair Market Rent to be paid at the commencement of such second Extended Term, then within thirty (30) days after the giving of the Notice of Disagreement, the two appraisers shall appoint a third disinterested and licensed M.A.I. Real Estate Appraiser with at least 5 years of experience in State in which the applicable Leased Property is located appraising assisted living properties in such State (with the same type of operating license and as that in effect for the applicable Facility). If the parties cannot then agree on the Fair Market Rent, the third appraiser shall determine the Fair Market Rent, and in so doing, shall give appropriate consideration to those items described in (a), above. The third appraiser shall not select a Fair Market Value either (1) higher than the highest of the two appraisals made pursuant to (a), above; or (2) lower than the lowest of the two appraisals made pursuant to (a), above. If the first two appraisers cannot agree on the selection of a third appraiser within such thirty (30) days, or if the first two appraisers fail to provide a Notice of Disagreement (as stated in (b), above), then the Fair Market Rent shall be determined by a third appraiser selected by the American Arbitration Association (or such other organization at Lessor's election) upon application by Lessor.

                  (d) During the time before the determination of the Fair Market Rent, Lessee shall pay Minimum Rent as adjusted pursuant to the higher of Paragraph 7.3(i) or (ii), above; provided, however, that, once the Adjusted Rent is determined, the Minimum Rent owed by Lessee at the Adjusted Rent shall be effective retroactively as of the first day of the second Extended Term. If, after the Minimum Rent for an Extended Term is adjusted and applied retroactively as of the first day of the second Extended Term, it is determined that additional Minimum Rent is due Lessor, the aggregate amount of any such additional Minimum Rent shall be paid to Lessor within thirty (30) days of the determination of the Adjusted Rent for second Extended Term.

                  (e) Each of the parties shall pay the fees of the appraiser that it selects pursuant to (a), above, and shall equally share the cost of the third appraiser, if necessary, and shall equally share the cost of arbitration (excluding attorneys' fees), if necessary.

         8.       CONCURRENT EXERCISE OF OPTIONS TO EXTEND.

                  8.1 Notwithstanding anything set forth in any of the Leases, Lessee shall not be entitled to exercise any option to extend the term of any Lease in any of the respective "Groups" identified on Exhibit "B" (whether for the first Extended Term or second Extended Term) unless, concurrently therewith, Lessee also elects to extend the corresponding applicable term (that is, first Extended Term or second Extend Term) of each and all of the other Leases identified in the same Group. (Accordingly, and by way of example only, Lessee shall not be entitled to exercise any option to extend the term of any Lease in Group "A" unless, concurrently with exercise of any option to extend the term of any Lease in Group "A," Lessee also elects to extend the corresponding applicable term of each and all of the other Leases in Group "A.") Notwithstanding the foregoing, and subject to the provisions of Paragraph 8.2, below, the exercise by Lessee of its option to extend the term of any Lease in any Group pursuant to the terms of any such Lease, for either the first Extended Term or the second Extended Term, shall be deemed to be an election by Lessee to have also elected to exercise its option to extend for the corresponding term (that is, the first Extended Term or second Extended Term, as applicable) of each and all of the other Leases in the same Group. Therefore, and subject to the provisions of Paragraph 8.2, below, if Lessee gives Lessor notice (as and when required under the applicable Lease) of its election to extend the term of any Lease for the first Extended Term, Lessee shall be deemed to have elected to exercise its option to extend the term of each and all of the other Leases in the same Group for the first Extended Term. Correspondingly, and subject to the provisions of Paragraph 8.2, below, if Lessee gives Lessor notice (as and when required under the applicable Lease) of its election to extend the term of any Lease for the second Extended Term, Lessee shall be deemed to have also elected to exercise its option to extend the term of each and all of the other Leases in the same Group for the second Extended Term.

         8.2 NOTWITHSTANDING THE PROVISIONS OF 8.1, ABOVE, IF LESSEE DOES NOT ELECT TO EXTEND (FOR THE FIRST EXTENDED TERM) THE TERM OF THAT CERTAIN LEASE WHICH HAS, BY COMPARISON TO ALL OF THE OTHER LEASES IN THE SAME GROUP, THE EARLIEST DEADLINE FOR LESSEE'S EXERCISE OF ITS OPTION TO EXTEND SUCH LEASE, LESSEE SHALL BE DEEMED TO HAVE FORFEITED, LOST AND WAIVED ANY RIGHT TO EXTEND THE TERM (FOR THE FIRST AND SECOND EXTENDED TERMS) FOR (I) SUCH LEASE; AND (II) EACH AND ALL OF THE OTHER LEASES IN THE SAME GROUP. BY WAY OF EXAMPLE ONLY, IF THE EARLIEST DEADLINE FOR EXTENDING THE TERM OF ANY OF THE LEASES IN GROUP "A" (FOR THE FIRST EXTENDED TERM) IS JANUARY 1, 2005, IF LESSEE FAILS TO ELECT TO EXTEND THE TERM OF SUCH LEASE FOR SUCH FIRST EXTENDED TERM AS AND WHEN REQUIRED BY THE TERMS OF SUCH LEASE, LESSEE SHALL BE DEEMED TO HAVE ELECTED NOT TO EXTEND THE TERM OF ANY OF THE LEASES IN GROUP "A" (FOR THE FIRST EXTENDED TERM AND THE SECOND EXTENDED TERM). CORRESPONDINGLY, AND BY WAY OF EXAMPLE ONLY, IF THE EARLIEST DEADLINE FOR EXTENDING THE TERM OF ANY OF THE LEASES IN GROUP "A" (FOR THE SECOND EXTENDED TERM) IS JANUARY 1, 2010, IF LESSEE FAILS TO ELECT TO EXTEND THE TERM OF SUCH LEASE FOR SUCH SECOND EXTENDED TERM AS AND WHEN REQUIRED BY THE TERMS OF SUCH LEASE, LESSEE SHALL BE DEEMED TO HAVE ELECTED NOT TO EXTEND THE TERM OF ANY OF THE LEASES IN GROUP "A" (FOR THE SECOND EXTENDED TERM)

      INITIALS:

          ALC         CARRIAGE     TEXAS-LTC       LTC
       ---------      --------     ---------     -------
          ALC         CARRIAGE     TEXAS-LTC       LTC

      9.  Change of Control. The following Paragraph 16.6 is added to the Lease:

     16.6 Change of Control.

         16.6.1 If at any time during the term of this Lease there shall be a Change of Control (as defined below) with respect to Lessee or any corporation of other entity directly or indirectly controlling Lessee (including any member of Lessee), whether by operation of law or otherwise (a "Controlling Entity"), then Lessee shall provide Lessor with prior written notice of any such Change of Control (the "Change of Control Notice"), which Change of Control Notice shall describe
(a) the manner in which the Change of Control shall occur, (b) the parties to the transaction(s) resulting in the Change of Control and (c) the effective date of the Change of Control. However, if applicable securities laws would prohibit Lessee from providing Lessor with prior written notice of a Change of Control, the Change of Control Notice shall be given as soon after securities laws would allow disclosure of the Change of Control. Within sixty (60) days after Lessor's receipt of a Change of Control Notice, or if a Change of Control Notice is not given by Lessee, then at any time after Lessor becomes aware of a Change of Control, Lessor, at Lessor's sole option (but subject to the provisions of Paragraph 16.6.2, below), shall have the right (but not the obligation) to declare an Event of Default under this Lease and exercise Lessor's rights and remedies under this Lease in connection with said Event of Default. Notwithstanding the foregoing and anything to the contrary contained in this Lease, if Lessor elects not to declare an Event of Default under this Lease upon a Change of Control, then this Lease shall remain in full force and effect, and Lessee shall remain fully obligated to Lessor to pay Rent and other charges from time to time due and to perform all other obligations to be performed by Lessee under this Lease. For purposes of this Lease, a Change in Control shall be deemed to occur if:

         (i) any Person (defined below) is or becomes the Beneficial Owner (defined below), directly or indirectly, of securities (or other equity interests) of Lessee and/or its Controlling Entity representing thirty percent (30%) or more of the combined voting power of the then outstanding securities (or equity interests) of Lessee and/or its Controlling Entity; or

         (ii) the stockholders (or holders of equity interests) of Lessee or its Controlling Entity approve a merger or consolidation of Lessee or its Controlling Entity (as applicable) with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities (or other equity interests) of Lessee or its Controlling Entity (as applicable) which are outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities (or other voting equity interests) of the surviving entity) more than sixty-nine and nine-tenths percent (69.90%) of the combined voting power of the voting securities (or other voting equity interests) of Lessee or its Controlling Entity or such surviving entity immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Lessee or its Controlling Entity (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the then outstanding securities (or other voting equity interests) of Lessee or its Controlling Entity shall not constitute a Change in Control;

         (iii) the stockholders (or holders of voting equity interests) of Lessee or its Controlling Entity approve a plan of complete liquidation of Lessee or its Controlling Entity (as applicable) or an agreement for the sale or disposition by Lessee or its Controlling Entity of all of the assets of Lessee or its Controlling Entity; or

                           (iv)     the creation or issuance of new stock
         (or other voting equity interests) in one or a series of transactions by which an aggregate of more than thirty percent (30%) of the stock (or other voting equity interests) of Lessee or its Controlling Entity shall be vested in a party or parties who are not now stockholders (or holders of equity interests) of Lessee or its Controlling Entity.

                  For purposes of this Paragraph 16.6.1, the term "Person" shall have the meaning ascribed thereto in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "Beneficial Owner" shall have the meaning ascribed thereto in Rule 13d-3 of the Exchange Act.

                  16.6.2 Notwithstanding anything set forth above in Paragraph 16.6.1, if, following a "Change of Control," the surviving entity has a Net Worth (defined below) equal to or greater than Seventy-Five Million Dollars ($75,000,000.00), Lessor shall not have the right to declare an Event of Default based on such a Change of Control. (However, Lessee shall still be required to give Lessor the Change of Control Notice provided in Paragraph 16.6.1, above.) The term "Net Worth" as used in this Paragraph 16.6 shall mean an amount equal to the shareholders' equity determined in accordance with generally accepted accounting principles ("GAAP") minus total intangible assets. As used herein, total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and experimental and development expenses).

         10. LESSOR'S CONSENT TO EXPANSION OF ATHENS, TEXAS AND GREENVILLE, TEXAS FACILITIES.

                  10.1 The lease pertaining to the Athens, Texas property, as amended ("Athens Lease") pertains to a facility which was, at the time of the signing of the Athens Lease, a 36-unit assisted living facility ("Lakeland House"). Lessee has completed construction of an expansion ("Athens Expansion") to Lakeland House so that it presently consists of a 44-unit assisted living facility. From and after the date of this Amendment, the following definitions set forth in the Athens Lease shall be amended, as follows:

                           (a)      LEASED PROPERTY. The first sentence of the
last paragraph of Section 1.1. of the Athens Lease is hereby deleted in its entirety and replaced with the following: "The Leased Property includes that certain 44-unit assisted living facility commonly known as "Lakeland House" and located at 213 Cayuga Drive, Athens, Texas."

                           (b)      FACILITY. The definition of "Facility"
set forth in Article II, Section 2 of the Lease is hereby deleted in its entirety and replaced with the following:

                        "Facility. That certain 44-unit assisted living
                facility, commonly known as "Lakeland House" which is part of the Leased Property, as defined in Article I, above."


                (c) GREENVILLE LEASE. The definition of "Greenville Lease" set forth in Article II, Section 2 of the Athens Lease is hereby deleted in its entirety and replaced with the following:


                        "Greenville Lease. That certain lease dated as of the
                date hereof between Lessor, as lessor, and Lessee, as lessee, and all amendments and addenda thereto, for that certain real property and the assisted living facility located thereon commonly known as "Harrison House" and located on 6400 Jack Finney Boulevard, Greenville, Texas ("Greenville Property")."


        10.2 The lease pertaining to the Greenville, Texas property, as amended ("Greenville Lease") pertains to a facility which as, at the time of the signing of the Greenville Lease, a 36-unit assisted living facility ("Harrison House"). Lessee has completed construction of an expansion ("Greenville Expansion") to Harrison House so that it presently consists of a 46-unit assisted living facility. From and after the date of this Amendment, the following definitions set forth in the Greenville Lease shall be amended, as follows:


                (a) LEASED PROPERTY. The last paragraph of Section 1.1 of the Greenville Lease is hereby deleted in its entirety and replaced with the following: "The Leased Property includes that certain 46-unit assisted living facility commonly known as "Harrison House" and located at 6400 Jack Finney Boulevard, Greenville, Texas."

                (b) FACILITY. The definition of "Facility" set forth in Article II, Section 2 of the Lease is hereby deleted in its entirety and replaced with the following:


                        "Facility. That certain 46-unit assisted living
                facility, commonly known as "Harrison House" which is part of the Leased Property, as defined in Article I, above."


                (c) ATHENS LEASE. The definition of "Athens Lease" set forth in
Article II, Section 2 of the Greenville Lease is hereby deleted in its entirety and replaced with the following:


                        "Athens Lease. That certain lease dated as of the date
                hereof between Lessor, as lessor, and Lessee, as lessee, and all amendments and addenda thereto, for that certain real property and the assisted living facility located thereon commonly known as "Lakeland House" and located on 213 Cayuga Drive, Athens, Texas ("Athens Property")."


        10.3 Pursuant to Section 6.2 of the Greenville Lease and Athens Lease, respectively, Lessor hereby consents to the alterations constituting the Greenville Expansion and

Athens Expansion (collectively "Alterations"). By granting such consent, Lessor hereby waives any right to declare Lessee in default as a result of such Alterations, including but not limited to any right to declare a default for Lessee's failure to obtain Lessor's prior consent to such Alternations. The foregoing consent is not, and shall not be deemed to be, a consent to any other or future alteration, change or modification to either the Harrison House or Lakeland House (whether consisting of an expansion or reduction in size or number of units) of any kind or nature whatsoever, except for the Alterations. Lessor hereby acknowledges that Lessor gives its consent to the Alterations. Lessee represents and warrants that the Alterations have been done in full compliance with all applicable laws, statutes and regulations, and that no other additions or modifications to Lakeland House or Harrison House have been made other than the expansion of the number of assisted living units as stated above in Paragraphs 11.1 and 11.2, above.


        11. MISCELLANEOUS.

                11.1 The Leases are in full force and effect and are hereby ratified and affirmed. The Leases and this Amendment contain all of the agreements of Lessor and Lessee with respect to any matter covered or mentioned in the Leases or this Amendment. No prior agreements or understanding pertaining to such matters shall be effective for any purpose. No provision of the Leases or this Amendment may be amended or supplemented except by an agreement in writing signed by both Lessor and Lessee or their respective successors in interest. This Amendment shall not be effective or binding on any party unless and until fully executed by Lessor and Lessee.


                11.2 Any capitalized terms used herein which are not otherwise defined shall have the same definition as set forth in the Leases.

                11.3 If there is any inconsistency between the provisions, terms and conditions of this Amendment and the provisions, terms and conditions of any of the Leases, the provisions, terms and conditions of this Amendment shall prevail in each and every instance.

                11.4 This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Signatures on this Amendment conveyed via facsimile transmission shall be binding upon the party who signed same.


                11.5.1 To the extent any Event of Default, breach or other default exists under any of the Leases as of the date hereof (or any event has occurred which, with the giving of notice or passage of time would constitute an Event of Default, breach or other default), the making and entering into this Amendment shall not be deemed to be a waiver by Lessor or Lessee of any such Event of Default, breach or other default by the other (nor a waiver, or any other relinquishment of any kind or manner, of any event which has occurred which, with the giving of notice or the passage of time, would constitute an Event of Default, breach or other default). Lessor and Lessee therefore reserve all of their respective rights and remedies pertaining to any existing Event of Default, breach or other default. Any act or failure to act, or other thing or matter which was, would have, or could have been a breach, default or Event of Default absent the making of this Amendment shall remain a breach, default and/or Event of

Default, to the same extent irrespective of this Amendment, which shall have no effect on such matters.

                11.5.2 Lessor acknowledges that, without having made any investigation or inquiry of any kind or nature whatsoever, Lessor is not aware of any Event of Default, breach or other default by Lessee or Lessor under any of the Leases, nor is Lessor aware of any event having occurred which, with the giving of notice or the passage time, would constitute an Event of Default, breach or other default under any of the Leases.

                11.5.3 Lessee acknowledges that, without having made any investigation or inquiry of any kind or nature whatsoever, Lessee is not aware of any Event of Default, breach or other default by Lessee or Lessor under any of the Leases, nor is Lessee aware of any event having occurred which, with the giving of notice or the passage of time, would constitute an Event of Default, breach or other default by either Lessor or Lessee under any of the Leases. In addition, Lessee specifically acknowledges and agrees that nothing in this Amendment shall be deemed to constitute, either expressly or impliedly, the waiver (or any other relinquishment of any kind or manner) by Lessor of any Event of Default, breach or other default pertaining to any of the Leases; and Lessee acknowledges that, without making any investigation of any kind or nature whatsoever, Lessee is not aware of any express, implied or other waiver by Lessor of any Event of Default, breach or other default under any of the Leases.

                11.6 As to each Lease, this Amendment shall be governed by the laws of the State in which the respective, applicable Leased Property is located.

                11.7 On or prior to June 30, 1999, Lessee shall pay to Lessor, the cash sum of Seventy Thousand Seven Hundred Forty Two and 59/100 Dollars ($70,742.59) as part of the consideration for Lessor entering into this Amendment. Lessee's failure to pay said $70,742.59 on or prior to June 30, 1999, shall constitute an Event of Default under the Lease,

                11.8 Within seven (7) calendar days after written notice by Lessor to Lessee, Lessee shall reimburse Lessor for all of Lessor's out-of-pocket legal fees and costs incurred or to be incurred by Lessor in connection with the preparation, negotiation and finalization of this Amendment, up to a maximum amount of Twenty-Six Thousand Two Hundred Fifty And No/100 Dollars ($26,250.00). Said payment by Lessee shall be made in cash and failure by Lessee to make such payment as and when required as aforesaid shall constitute an Event of Default under the Lease.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                                "ALC"


                                                ASSISTED LIVING CONCEPTS, INC.,
                                                a Nevada corporation

                                                By: KEVEN BROWN WILSON
                                                   ----------------------------
                                                   Name:  KEVEN BROWN WILSON
                                                        -----------------------
                                                   Its:  CHIEF EXECUTIVE OFFICER
                                                         AND PRESIDENT
                                                       ------------------------



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                           "CARRIAGE"


                                           CARRIAGE HOUSE ASSISTED LIVING, INC.,
                                           a Nevada corporation

                                           By: KEVEN BROWN WILSON
                                              ----------------------------
                                              Name:  KEVEN BROWN WILSON
                                                   -----------------------
                                              Its:  PRESIDENT
                                                  ------------------------




                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                           "LTC"


                                           LTC PROPERTIES, INC.,
                                           a Maryland corporation

                                           By:     [sig]
                                              ----------------------------
                                              Name:
                                                   -----------------------
                                              Its:
                                                  ------------------------




                                           "TEXAS-LTC"


                                           TEXAS-LTC LIMITED PARTNERSHIP,
                                           a Texas limited partnership

                                           By:  L-TEX GP, Inc.
                                                a Delaware corporation,
                                                Its General Partner


                                           By:     [sig]
                                              ----------------------------
                                              Name:
                                                   -----------------------
                                              Its:
                                                  ------------------------

                                   EXHIBIT "A"

                                     LEASES


 LEASE DATE                     LOCATION                                FACILITY NAME
 ----------                     --------                                -------------

 January 12, 1996                Athens, Texas                           Lakeland House*

 January 12, 1996                Greenville, Texas                       Harrison House*

 March 8, 1996                   Jacksonville, Texas                     Angelina House*

 October 20, 1995                Longview, Texas                         Alpine House*

 April 11, 1996                  Lufkin, Texas                           Neches House*

 October 20, 1995                Marshall, Texas                         Oakwood House*

 September 30, 1997              Wichita Falls, Texas                    Arbor House*

 September 26, 1997              Beatrice, Nebraska                      Homestead House**

 May 30, 1997                    Norfolk, Nebraska                       Madison House**

 May 30, 1997                    Wahoo, Nebraska                         Saunders House**

 July 22, 1997                   York, Nebraska                          Mahoney House**

 August 26, 1997                 Bullhead City, Arizona                  Davis House

 August 8, 1997                  Lake Havasu, Arizona                    Jasmine House

 September 9, 1997               Burley, Idaho                           Warren House

 September 9, 1997               Caldwell, Idaho                         Annabelle House

 December 4, 1996                Hayden, Idaho                           Sylvan House

 January 13, 1997                Nampa, Idaho                            Clearwater House

 November 14, 1997               Elkhart, Indiana                        Beardsley House

 October 10, 1997                Madison, Indiana                        Jewel House

 June 30, 1998                   Denison, Iowa                           Reed House

 August 8, 1997                  Millville, New Jersey                   Maurice House

 August 8, 1997                  Fremont, Ohio                           Rutherford House

 October 10, 1997                Newark, Ohio                            Chestnut House

 July 31, 1997                   Tiffin, Ohio                            Seneca House

 May 23, 1997                    Troy, Ohio                              Caldwell House

 September 19, 1997              Wheelersburg, Ohio                      River Bend House

 September 9, 1997               Eugene, Oregon                          Sawyer House

 December 6, 1996                Klamath Falls, Oregon                   Linkville House

 November 19, 1997               Newport, Oregon                         Spencer House

 November 20, 1996               Battleground, Washington                Colonial House

 July 31, 1997                   Hoquaim, Washington                     Karr House

 November 12, 1996               Kelso, Washington                       Crawford House


*Texas Leases

**Nebraska Leases

                                  EXHIBIT "B"

                                GROUP "A" LEASES
                                ----------------


 LOCATION                                                               FACILITY NAME
 --------                                                               -------------

 Athens, Texas                                                          Lakeland House

 Greenville. Texas                                                      Harrison House

 Wichita Falls, Texas                                                   Arbor House

 Kelso, Washington                                                      Crawford House

 Newport, Oregon                                                        Spencer House

 Burley, Idaho                                                          Warren House

 Troy, Ohio                                                             Caldwell House

 Wheelersburg, Ohio                                                     River Bend House

 Newark, Ohio                                                           Chestnut House

 Millville, New Jersey                                                  Maurice House

 Denison, Iowa                                                          Reed House

                                GROUP "B" LEASES
                                ----------------


 LOCATION                                                               FACILITY NAME
 --------                                                               -------------

 Longview, Texas                                                        Alpine House

 Jacksonville, Texas                                                    Angelina House

 Hayden, Idaho                                                          Sylvan House

 Battleground, Washington                                               Colonial House

 Eugene, Oregon                                                         Sawyer House

 Nampa, Idaho                                                           Clearwater House

Tiffin, Ohio                                   Seneca House

Norfolk, Nebraska                              Madison House

York, Nebraska                                 Mahoney House**

Lake Havasu, Arizona                           Jasmine House

Madison, Indiana                               Jewel House

                                GROUP "C" LEASES
                                ----------------



LOCATION                                       FACILITY NAME
--------                                       -------------

Marshall, Texas                                Oakwood House*

Lufkin, Texas                                  Neches House*

Caldwell, Idaho                                Annabelle House

Hoquaim, Washington                            Karr House

Klamath Falls, Oregon                          Linkville House

Fremont, Ohio                                  Rutherford House

Wahoo, Nebraska                                Saunders House**

Beatrice, Nebraska                             Homestead House**

Bullhead City, Arizona                         Davis House

Elkhart, Indiana                               Beardsley House